Exhibit 16.1

April 6, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

        We have read the statements made by Vonage Holdings Corp., in its Registration Statement on Amendment No. 1 to Form S-1, under the caption "Changes in Accountants". We agree with the statements concerning our Firm contained therein. However, we make no comment whatsoever regarding the statement made subsequent to our dismissal.

Very truly yours,

/s/ Amper, Politziner & Mattia, P.C.